                                                  Exhibit (3)-4
                                                  Commonwealth Edison Company
                                                  Form 10-K File No. 1-1839



                          COMMONWEALTH EDISON COMPANY

                                    BY-LAWS


                          EFFECTIVE SEPTEMBER 2, 1988

                              AS AMENDED THROUGH

                               DECEMBER 13, 1995

                                   CONTENTS

                                                                          PAGE
                                                                         NUMBER
                                                                         ------

ARTICLE I.     STOCK.....................................................   1

ARTICLE II.    MEETINGS OF STOCKHOLDERS..................................   3

ARTICLE III.   BOARD OF DIRECTORS........................................   5

ARTICLE IV.    COMMITTEES OF THE BOARD OF DIRECTORS......................   6

ARTICLE V.     OFFICERS..................................................  10

ARTICLE VI.    MISCELLANEOUS.............................................  14

ARTICLE VII.   ALTERATION, AMENDMENT OR REPEAL OF BY-LAWS................  15

                          COMMONWEALTH EDISON COMPANY

                                    BY-LAWS

                                    -------

                                  ARTICLE I.

                                    STOCK.


         SECTION 1. Each holder of fully paid stock shall be entitled to a certificate or certificates of stock stating the number and class of shares, and the designation of the series, if any, which such certificate represents. All certificates of stock shall at the time of their issuance be signed either manually or by facsimile signature by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates of stock shall be sealed with the seal of the Company or a facsimile of such seal, shall be countersigned either manually or by facsimile signature by a Transfer Agent and shall be authenticated by manual signature and registered by a Registrar. The Board of Directors shall appoint one or more Transfer Agents, none of whom shall be officers of the Company authorized to sign certificates of stock, and one or more Registrars, each of which Registrars shall be a bank or trust company. Certificates of stock shall not be valid until countersigned by a Transfer Agent and authenticated and registered by a Registrar in the manner provided by the Board of Directors.

         SECTION 2. Shares of stock shall be transferable only on the books of the Company and, except as hereinafter provided or as otherwise required by law, shall be transferred only upon proper endorsement and surrender of the certificates issued therefor. If an outstanding certificate of stock shall be lost, destroyed or stolen, the holder thereof may have a new certificate upon producing evidence satisfactory to the Board of Directors of such loss, destruction or theft, and upon furnishing to the Company, the Transfer Agents and the Registrars a bond of indemnity deemed sufficient by the Board of Directors against claims under the outstanding certificate.

         SECTION 3. The certificates for each class or series of stock shall be numbered and issued in consecutive order and a record shall be kept of the name and address of the person to whom each certificate is issued, the number of shares represented by the certificate and the number and date of the certificate. All certificates exchanged or returned to the Company for transfer shall be canceled and filed.

         SECTION 4. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination for stockholders, such date in any case to be not more than sixty days and, for a meeting of stockholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding such meeting.

         SECTION 5. If any subscription for stock in the Company or any installment of such subscription shall be unpaid when due, as the Board of Directors shall have determined the time for payment, and shall continue unpaid for twenty days after demand for the amount due, made either in person or by written notice duly mailed to the last address, as it appears on the records of the Company, of the subscriber or other person by whom the subscription or installment shall be payable, the stock or subscription upon which payment shall be so due shall, upon the expiration of said twenty days, become and be forfeited to the Company without further action, demand or notice, and such stock or subscription may be sold at public sale, subject to payment of the amount due and unpaid, plus all costs and expenses incurred by the Company in that connection, at a time and place to be stated in a written notice to be mailed to the recorded address of the delinquent subscriber or other person in default on the subscription at least ten days prior to the time fixed for such sale; provided, that the excess of proceeds of such sale realized over the amount due and unpaid on said stock or subscription shall be paid to the delinquent subscriber or other person in default on the subscription, or to his or her legal representative; and, provided further, that no forfeiture of stock, or of any amounts paid upon a subscription therefor, shall be declared as against the estate of any decedent before distribution shall have been made of the estate.

         The foregoing provisions for the forfeiture and sale of stock or subscriptions shall not exclude any other remedy which may lawfully be enforceable at any time, by forfeiture of stock or of amounts theretofore paid or otherwise, against any person for nonpayment of a subscription or of any installment thereof.

                                  ARTICLE II.

                           MEETINGS OF STOCKHOLDERS.

         SECTION 1. The regular annual meeting of the stockholders of the Company for the election of Directors and for the transaction of such other business as may come before the meeting shall be held on such day in April or May of each year as the Board of Directors may by resolution determine. Each such regular annual meeting and each special meeting of the stockholders shall be held at such place as may be fixed by the Board of Directors and at such hour as the Board of Directors shall order.

         SECTION 2. Special meetings of the stockholders may be called by the Chairman, by the Board of Directors, by a majority of the Directors individually or by the holders of not less than one-fifth of the total outstanding shares of capital stock of the Company.

         SECTION 3. Written notice stating the place, day and hour of the meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the Secretary or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears upon the records of the Company, with postage thereon prepaid.

         SECTION 4. At all meetings of the stockholders, a majority of the outstanding shares of stock, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter, but the stockholders represented at any meeting, though less than a quorum, may adjourn the meeting to some other day or sine die. If a quorum is present, the affirmative vote of the majority of the shares of stock represented at the meeting and entitled to vote on a matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

         SECTION 5. At every meeting of the stockholders, each outstanding share of stock shall be entitled to one vote on each matter submitted for a vote. In all elections for Directors, every stockholder shall have the right to vote the number of shares owned by such stockholder for as many persons as there are Directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of Directors to be elected multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. A stockholder may vote either in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed.

         SECTION 6. The Secretary of the Company shall make, within twenty days after the record date for a meeting of stockholders of the Company or ten days before such meeting, whichever is earlier, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for at least ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any stockholder, and to copying at such stockholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

         SECTION 7. The Chairman and the Secretary of the Company shall, when present, act as chairman and secretary, respectively, of each meeting of the stockholders.

         SECTION 8. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting, unless an inspector or inspectors shall have been previously appointed for such meeting by the Chairman. Such inspectors shall ascertain and report the number of shares of stock represented at the meeting, based upon their determination of the validity and effect of proxies, count all votes and report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

                                 ARTICLE III.

                              BOARD OF DIRECTORS.

         SECTION 1. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of Directors of the Company shall be not less than ten nor more than fifteen. The Directors shall be elected at each annual meeting of the stockholders, but if for any reason the election shall not be held at an annual meeting, it may be subsequently held at any special meeting of the stockholders called for that purpose after proper notice. The Directors so elected shall hold office until the next annual meeting and until their respective successors, willing to serve, shall have been elected and qualified. Directors need not be residents of the State of Illinois or stockholders of the Company. No person shall be eligible for nomination or renomination as a Director by the management of the Company who, prior to the date of election, shall have attained age seventy-two.

         No person who is an employe or a former employe of the Company or of a subsidiary of the Company shall be eligible for nomination or renomination as a Director by the management of the Company for a term commencing after such person ceases to be such an employe; provided, however that any Director in office on June 15, 1989 who is or has been such an employe may be renominated as a Director unless such person shall have attained age sixty-five on or before the date of election of Directors.

         SECTION 2. A meeting of the Board of Directors shall be held immediately, or as soon as practicable, after the annual election of Directors in each year, provided a quorum for such meeting can be obtained. Notice of every meeting of the Board, stating the time and place at which such meeting will be held, shall be given to each Director personally, by telephone or by other means of communication at least one day, or by depositing the same in the mails properly addressed at least two days before the day of such meeting. A meeting of the Board of Directors may be called at any time by the Chairman or by any two Directors and shall be held at such place as shall be specified in the notice for such meeting.

         SECTION 3. A majority of the number of Directors then in office, but not less than six, shall constitute a quorum for the transaction of business at any meeting of the Board, but a lesser number may adjourn the meeting from time to time until a quorum is obtained, or may adjourn sine die. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 4. Each member of the Board not receiving a salary from the Company or a subsidiary of the Company shall be paid such fees as the Board of Directors may from time to time, by resolution adopted by the affirmative vote of a majority of the Directors then in office, determine.

                                  ARTICLE IV.

                     COMMITTEES OF THE BOARD OF DIRECTORS.

         SECTION 1. There shall be an Executive Committee of the Board consisting of six members. The Board of Directors shall, at its first meeting after the annual meeting of the stockholders in each year, elect a chairman and the four other members of the Executive Committee. The remaining Directors shall constitute alternates to serve temporarily, and as far as practicable in rotation (in such order as shall be established by the Board), in the place of any member who may be unable to serve. The Chairman or the Directors calling a meeting of the Executive Committee shall call upon alternates, in rotation, to serve as herein provided. When any alternate serves, the minutes of the meeting shall record the name of the member in whose place such alternate serves. The Directors elected as members of the Executive Committee shall serve as such for one year and until their respective successors, willing to serve, shall have been elected. The Executive Committee shall, when the Board is not in session, have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in Section 10 of this Article IV. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors. The Executive Committee shall keep minutes of the proceedings at its meetings.

         SECTION 2. There shall be an Audit Committee of the Board consisting of not less than three nor more than five members who are not employes of the Company. The Directors elected as members of the Audit Committee shall serve as such for three years and until their respective successors, willing to serve, shall have been elected, provided that, to the extent practicable, the members of the Audit Committee shall be elected for staggered terms. The Board of Directors shall, at its first meeting after the annual meeting of stockholders in each year, elect the successors of the members whose terms shall then expire. The Board of Directors shall designate from time to time the member who is to serve as chairman of the Audit Committee. The Audit Committee shall meet with the Company's independent auditors at least once each year to review the Company's financial statements and the scope and results of such auditors' examinations, monitor the internal accounting controls and practices of the Company, review the annual report to stockholders and make recommendations as to its approval to the Board and recommend, subject to stockholder approval, the appointment of independent auditors, and shall report its findings at least once each year to the Board. The Audit Committee shall have such powers as it shall deem necessary for the performance of its duties. Vacancies in the membership of the Audit Committee shall be filled by the Board of Directors. The Audit Committee shall keep minutes of the proceedings at its meetings.

         SECTION 3. There shall be a Corporate Governance and Compensation Committee of the Board consisting of those Directors who are not employees or former employees of the Company. The Board of Directors shall, at its first meeting after the annual meeting of shareholders in each year, elect a chairman of the Corporate Governance and Compensation Committee. The Directors serving as members of the Committee shall serve for one year and until their respective successors, willing to serve, shall have been elected. The Corporate Governance and Compensation Committee shall (i) oversee corporate governance policies, practices and procedures of the Company and make such recommendations as it may deem appropriate to the Board; and (ii) oversee general compensation policy of the Company, and establish and administer compensation programs applicable to the principal officers of the Company, including but not necessarily limited to the establishment of base salaries and the administration of awards under the Commonwealth Edison Company Deferred Compensation Plan and any other Commonwealth Edison Company compensation plan. The Committee shall have such power as it deems necessary for the performance of its duties. Vacancies in the membership of the Committee shall be filled by the Board of Directors. The Committee shall keep minutes of the proceedings at its meetings.

         SECTION 4. There shall be a Finance Committee of the Board consisting of not less than three nor more than five members. The Board of Directors shall, at its first meeting after the annual meeting of stockholders in each year, elect a chairman and the other members of the Finance Committee. The Directors elected as members of the Finance Committee shall serve as such for one year and until their respective successors, willing to serve, shall have been elected. The Finance Committee shall review the scope and results of the Company's financing program and review the Company's financial statements, construction budgets and cash budgets as they relate to the Company's financing program, and shall report its findings at least once each year to the Board. The Finance Committee shall have such power as it shall deem necessary for the performance of its duties. Vacancies in the membership of the Finance Committee shall be filled by the Board of Directors. The Finance Committee shall keep minutes of the proceedings at its meetings.

         SECTION 5. There shall be a Nominating Committee of the Board consisting of not less than three nor more than five members, a majority of whom are not employes of the Company. The Board of Directors shall, at its first meeting after the annual meeting of stockholders in each year, elect a chairman and the other members of the Nominating Committee. The Directors elected as members of the Nominating Committee shall serve as such for one year and until their respective successors, willing to serve, shall have been elected. The Nominating Committee shall review the requirements for serving as Director, review potential candidates for Director, propose nominees for Director to the Board and recommend to the Board the successor to the Chairman when a vacancy occurs in that position. The Nominating Committee shall have such power as it shall deem necessary for the performance of its duties. Vacancies in the membership of the Nominating Committee shall be filled by the Board of Directors. The Nominating Committee shall keep minutes of the proceedings at its meetings.

         SECTION 6. There shall be a Nuclear Operations Committee of the Board consisting of at least one but not more than five members. The Board of Directors shall, at it first meeting after the annual meeting of stockholders in each year, elect a chairman and the other members of the Nuclear Operations Committee. The Directors elected as members of the Nuclear Operations Committee shall serve as such for one year and until their respective successors, willing to serve, shall have been elected. The Nuclear Operations Committee shall review the Company's nuclear operations and the Company's strategic plans respecting nuclear operations, and shall report its findings at least once each year to the Board. The Nuclear Operations Committee shall have such power as it shall deem necessary for the performance of its duties. Vacancies in the membership of the Nuclear Operations Committee shall be filled by the Board of Directors. The Nuclear

Operations Committee shall keep minutes of the proceedings at its meetings.

         SECTION 7. There shall be a Regulatory and Environmental Affairs Committee of the Board consisting of not less than three nor more than five members. The Board of Directors shall, at its first meeting after the annual meeting of stockholders in each year, elect a chairman and the other members of the Regulatory and Environmental Affairs Committee. The Directors elected as members of the Regulatory and Environmental Affairs Committee shall serve as such for one year and until their respective successors, willing to serve, shall have been elected. The Regulatory and Environmental Affairs Committee shall review the Company's relationships with economic and environmental regulatory agencies that exercise significant regulatory jurisdiction over the Company, and shall review significant matters involving the Company before those agencies; it shall review the Company's policies and strategic plans respecting regulatory and environmental affairs; and it shall report its findings at least once each year to the Board. The Regulatory and Environmental Affairs Committee shall have such power as it shall deem necessary for the performance of its duties. Vacancies in the membership of the Regulatory and Environmental Affairs Committee shall be filled by the Board of Directors. The Regulatory and Environmental Affairs Committee shall keep minutes of the proceedings at its meetings.

         SECTION 8. The Board of Directors may from time to time create other committees, standing or special, appoint Directors to serve on such committees and confer such powers upon such committees and revoke such powers and terminate the existence of such committees, as the Board at its pleasure may determine, subject to the limitations set forth in Section 10 of this Article IV.

         SECTION 9. Meetings of any committee of the Board may be called at any time by the Chairman, by any two Directors or by the chairman of the committee the meeting of which is being called and shall be held at such place as shall be designated in the notice of such meeting. Notice of each committee meeting stating the time and place at which such meeting will be held shall be given to each member of the committee personally, or by telegraph, or by depositing the same in the mails properly addressed, at least one day before the day of such meeting. A majority of the members of a committee shall constitute a quorum thereof but a lesser number may adjourn the meeting from time to time until a quorum is obtained, or may adjourn sine die. A majority vote of the members of a committee present at a meeting at which a quorum is present shall be necessary for committee action.

         SECTION 10. Unless otherwise limited by the Board of Directors and subject to the limitations set forth in the next sentence, each committee of the Board of Directors consisting of two or more Directors may exercise the authority of the Board. Notwithstanding any other provision of the by-laws, no committee of the Board of Directors shall: (1) authorize distributions; (2) approve or recommend to stockholders any act required by law to be approved by stockholders; (3) fill vacancies on the Board of Directors or on any of its committees; (4) elect or remove officers or fix the compensation of any member of the committee; (5) adopt, amend or repeal the by-laws; (6) approve a plan of merger not requiring stockholder approval; (7) authorize or approve reacquisition of stock, except according to a general formula or method prescribed by the Board of Directors; (8) authorize or approve the issuance or sale, or contract for sale, of stock or determine the designation and relative rights, preferences, and limitations of a series of stock, except that a committee may fix the specific terms of the issuance or sale or contract for sale or the number of shares of stock to be allocated to particular employes under an employe benefit plan; or (9) amend, alter, repeal, or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

                                  ARTICLE V.

                                   OFFICERS.

         SECTION 1. There shall be elected by the Board of Directors, at its first meeting after the annual election of Directors in each year if practicable, the following principal officers of the Company, namely: a Chairman, a President, such number of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents as the Board at the time may decide upon, a Secretary, a Treasurer and a Comptroller; and the Board may also provide for a Vice Chairman and such other officers, and prescribe for each of them such duties, as in its judgment may from time to time be desirable to conduct the affairs of the Company. No officer shall be elected for a term extending beyond the first day of the month following the month in which such officer attains the age of 65 years, on which date such officer shall be retired. The Chairman shall be a Director of the Company; any other officer above named may, but need not, be a Director of the Company. Any two or more offices may be held by the same person, except that one person may not at the same time hold the office of Chairman or President and the office of Secretary. All officers shall hold their respective offices until the first meeting of the Board of Directors after the next succeeding annual election of Directors and until their successors, willing to serve, shall have been elected, but any officer may be removed from office by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby. Such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed. Election of an officer shall not of itself create contract rights.

         SECTION 2. The Chairman shall be the chief executive officer of the Company and shall have general authority over all the affairs of the Company, including the power to appoint and discharge any and all officers, agents and employes of the Company not elected or appointed directly by the Board of Directors. The Chairman shall, when present, preside at all meetings of the stockholders and of the Board of Directors. The Chairman shall have authority to call special meetings of the stockholders and meetings of the Board of Directors, and of any committee of the Board of Directors and, when neither the Board of Directors nor the Executive Committee is in session, to suspend the authority of any other officer or officers of the Company, subject, however, to the pleasure of the Board of Directors or of the Executive Committee at its next meeting. The Chairman, or such other officer as the Chairman may direct, shall be responsible for all internal audit functions, and internal audit personnel shall report directly to the Chairman or to such other officer.

         SECTION 3. In the absence or disability of the Chairman, the powers and duties of the Chairman shall be performed by the President or, in the President's absence or disability, by such other principal officer as the Board of Directors or the Executive Committee may designate.

         SECTION 4. Except insofar as the Board of Directors, the Executive Committee or the Chairman shall have devolved responsibilities on the other principal officers, the President shall be responsible for the general management and direction of the affairs of the Company, subject to the control of the Board of Directors, the Executive Committee and the Chairman. The President shall have such other powers and duties as usually devolve upon the President of a corporation and such further powers and duties as may be prescribed by the Board of Directors, the Executive Committee or the Chairman. The President shall report to the Chairman.

         SECTION 5. The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have such powers and duties as may be prescribed for them, respectively, by the Board of Directors, the Executive Committee or the Chairman. Each of such officers shall report to the Chairman or such other officer as the Chairman shall direct.

         SECTION 6. The Secretary shall attend all meetings of the stockholders, of the Board of Directors and of each committee of the Board of Directors, shall keep a true and faithful record thereof in proper books and shall have the custody and care of the corporate seal, records, minute books and stock books of the Company and of such other books and papers as in the practical business operations of the Company shall naturally belong in the office or custody of the Secretary or as shall be placed in the Secretary's custody by order of the Board of Directors or the Executive Committee. The Secretary shall keep a suitable record of the addresses of stockholders and shall, except as may be otherwise required by statute or the by-laws, sign and issue all notices required for meetings of stockholders, of the Board of Directors and of the committees of the Board of Directors. Whenever requested by the requisite number of stockholders or Directors, the Secretary shall give notice, in the name of the stockholder or stockholders or Director or Directors making the request, of a meeting of the stockholders or of the Board of Directors or of a committee of the Board of Directors, as the case may be. The Secretary shall sign all papers to which the Secretary's signature may be necessary or appropriate, shall affix and attest the seal of the Company to all instruments requiring the seal, shall have the authority to certify the by-laws, resolutions of the stockholders and Board of Directors and committees of the Board of Directors and other documents of the Company as true and correct copies thereof and shall have such other powers and duties as are commonly incidental to the office of Secretary and as may be prescribed by the Board of Directors, the Executive Committee or the Chairman. The Secretary shall report to the Chairman or such other officer as the Chairman shall direct.

         SECTION 7. The Treasurer shall have charge of and be responsible for the collection, receipt, custody and disbursement of the funds of the Company. The Treasurer shall deposit the Company's funds in its name in such banks, trust companies or safe deposit vaults as the Board of Directors may direct. Such funds shall be subject to withdrawal only upon checks or drafts signed or authenticated in such manner as may be designated from time to time by resolution of the Board of Directors or of the Executive Committee. The Treasurer shall have the custody of such books and papers as in the practical business operations of the Company shall naturally belong in the office or custody of the Treasurer or as shall be placed in the Treasurer's custody by order of the Board of Directors or the Executive Committee. The Treasurer shall have such other powers and duties as are commonly incidental to the office of Treasurer or as may be prescribed for the Treasurer by the Board of Directors, the Executive Committee or the Chairman. Securities owned by the Company shall be in the custody of the Treasurer or of such other officers, agents or depositaries as may be designated by the Board of Directors or the Executive Committee. The Treasurer may be required to give bond to the Company for the faithful discharge of the duties of the Treasurer in such form and in such amount and with such surety as shall be determined by the Board of Directors. The Treasurer shall report to the Chairman or such other officer as the Chairman shall direct.

         SECTION 8. The Comptroller shall be responsible for the executive direction of the accounting organization and shall have functional supervision over the records of all other departments pertaining to revenues, expenses, money, securities, properties, materials and supplies. The Comptroller shall prescribe the form of all vouchers, accounts and accounting procedures, and reports required by the various departments. The Comptroller shall be responsible for the preparation and interpretation of all accounting reports and financial statements as required and for the proper review and approval of all bills received for payment. No bill or voucher shall be so approved unless the charges covered by the bill or voucher shall have been previously approved through job order, requisition or otherwise by the head of the department in which it originated, or unless the Comptroller shall otherwise be satisfied of its propriety and correctness. The Comptroller shall have such other powers and duties as are commonly incidental to the office of Comptroller or as may be prescribed for the Comptroller by the Board of Directors, the Executive Committee or the Chairman. The Comptroller may be required to give bond to the Company for the faithful discharge of the duties of the Comptroller in such form and in such amount and with such surety as shall be determined by the Board of Directors. The Comptroller shall report to the Chairman or such other officer as the Chairman shall direct.

         SECTION 9. Assistant Secretaries, Assistant Treasurers and Assistant Comptrollers, when elected or appointed, shall respectively assist the Secretary, the Treasurer and the Comptroller in the performance of the respective duties assigned to such principal officers, and in assisting such principal officer, each of such assistant officers shall for such purpose have the powers of such principal officer. In case of the absence, disability, death, resignation or removal from office of any principal officer, such principal officer's duties shall, except as otherwise ordered by the Board of Directors or the Executive Committee, temporarily devolve upon such assistant officer as shall be designated by the Chairman.

                                  ARTICLE VI.

                                MISCELLANEOUS.

         SECTION 1. No bills shall be paid by the Treasurer unless reviewed and approved by the Comptroller or by some other person or committee expressly authorized by the Board of Directors, the Executive Committee, the Chairman or the Comptroller to review and approve bills for payment.

         SECTION 2. Any and all shares of stock of any corporation owned by the Company and any and all voting trust certificates owned by the Company calling for or representing shares of stock of any corporation may be voted at any meeting of the stockholders of such corporation or at any meeting of the holders of such certificates, as the case may be, by any one of the principal officers of the Company upon any question which may be presented at such meeting, and any such officer may, on behalf of the Company, waive any notice required to be given of the calling of such meeting and consent to the holding of any such meeting without notice. Any such principal officer other than the Secretary, acting together with the Secretary or an Assistant Secretary, shall have authority to give to any person a written proxy, in the name of the Company and under its corporate seal, to vote any or all shares of stock or any or all voting trust certificates owned by the Company upon any question that may be presented at any such meeting of stockholders or certificate holders, with full power to waive any notice of the calling of such meeting and consent to the holding of such meeting without notice.

         SECTION 3. The fiscal year of the Company shall begin on the first day of January and end on the last day of December in each year.
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         SECTION 4.  The Company shall indemnify the Directors, officers and employes of the Company, and shall have the power to indemnify other agents of the Company and any person acting or serving at the request of the Company as a director, officer, employe or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with and to the extent permitted by Section 8.75 of The Business Corporation Act of 1983 of the State of Illinois, as from time to time amended and in effect. Such indemnification shall be available to any past, present or future Director, officer or employe of the Company, and may be available to any past, present or future agent of the Company and any past, present or future director, officer, employe or agent of such other corporation, partnership, joint venture, trust or other enterprise, and shall apply to actions, suits, proceedings or claims arising out of or based upon events occurring prior to, on or after the date of original adoption of this by-law.

                                 ARTICLE VII.

                  ALTERATION, AMENDMENT OR REPEAL OF BY-LAWS.

         These by-laws may be altered, amended or repealed by the stockholders or the Board of Directors.